Exhibit 16.1

RSM Richter S.E.N.C.R.L./LLP Comptables agréés Chartered Accountants 2, Place Alexis Nihon Montréal (Québec) H3Z 3C2 Téléphone/Telphone: 514.934.3400 Télécopieur/Facsimile: 514.934.3408 www.rsmrch.com

November 30, 2009

Securities Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by ICP Solar Technologies Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to item 4.01 of Form 8-K, as part of the Form 8-K of ICP Solar Technologies Inc. dated November 24, 2009. We agree with the statements concerning our Firm in such Form 8-K.

Yours very truly,

/s/ RSM Richter LLP
RSM Richter LLP
Chartered Accountants

RSM Richter S.E.N.C.R.L. est un cabinet indépendant	RSM Richter LLP is an independent member firm of
membre de RSM International, association de cabinets	RSM International, an affiliation of independent
indépendants d'expertise comptable et de services	accounting and consulting firms.
conseils.